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                                                             EXHIBIT 10

                                    FORM OF
                           STOCK DISPOSITION AGREEMENT

    Stock Disposition Agreement, dated as of September ___, 1998 (this "Agreement"), among General Instrument Corporation, a Delaware corporation (the "Company"), Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV, a New York limited partnership ("MBO-IV"), and the individual selling stockholders listed on Schedule A hereto (the "Individual Selling Stockholders" and, together with MBO-IV, the "Selling Stockholders").

    WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission relating to an underwritten public offering (the "Offering") of shares of the Company's common stock, par value $.01 per share (the "Common Stock"); and

    WHEREAS, each of MBO-IV and the Individual Selling Stockholders have granted to the underwriters in the Offering (the "Underwriters") an over-allotment option to purchase such number of shares of Common Stock as are set forth opposite their respective names on Schedule A hereto (collectively, the "Offered Shares"); and

    WHEREAS, the Company desires to purchase from the Selling Stockholders, and the Selling Stockholders desire to sell to the Company, all or a portion of the Offered Shares.

    NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and on the terms and subject to the conditions set forth herein, the parties hereto, each representing to the others that its execution, delivery and performance of this Agreement has been fully and duly authorized, agree as follows:

                             SECTION 1 - DEFINITIONS

    1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Business Day" - any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

         "Closing" - the closing of the purchase and sale of the Purchase Shares (as defined in Section 2.1 hereof).

         "Closing Date" - the date on which the Closing occurs.




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         "Governmental Entity" - any federal, state or local judicial, legislative, executive or regulatory authority.

    1.2 Other Terms. Other terms are defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meanings throughout this Agreement.

                          SECTION 2 - PURCHASE AND SALE

    2.1 Purchase and Sale of Purchase Shares. On the terms and subject to the conditions set forth herein, at the Closing, each Selling Stockholder agrees to sell and transfer to the Company, and the Company agrees to purchase from such Selling Stockholder, such Selling Stockholder's Offered Shares, less any shares of Common Stock sold pursuant to the over-allotment option granted to the Underwriters in the Offering (the number of Offered Shares to be purchased by the Company being referred to as the "Purchase Shares"), at a purchase price per share equal to the per share proceeds (net of underwriting discounts and commissions) to the Selling Stockholders for the shares sold in the Offering (the "Purchase Price"). The Purchase Shares shall not be purchased or sold pursuant to this Agreement unless the Offering is consummated.

    2.2 Closing; Delivery and Payment.

         (a) The Closing shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York or at such other place as the Selling Stockholders (through their Attorney-in-Fact) and the Company shall agree as soon as practicable, and in any event within five Business Days, after the earlier of (i) the expiration of the 30-day period during which the Underwriters have the right to exercise their over-allotment option, without such options having been exercised, and (ii) the receipt by the Company of written notice from Goldman, Sachs & Co. (on behalf of the Underwriters) that the Underwriters have either elected not to exercise their over-allotment option or have purchased only a portion (but not all) of the shares subject to their over-allotment option. It is understood and agreed that if their Underwriters exercise their over-allotment option in full, the Company will have no obligation to purchase, and the Selling Stockholders will have no obligation to sell, any Offered Shares pursuant to this Agreement.

         (b) On the Closing Date, each Selling Stockholder shall deliver to the Company certificates representing such Selling Stockholder's Purchase Shares duly endorsed and in form for transfer to the Company, and the Company shall pay to each Selling Stockholder the Purchase Price for each Purchase Share sold by such Selling Stockholder in immediately available funds to the


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              accounts designated by the Selling Stockholders in respect of proceeds from the Offering.

                   SECTION 3 - REPRESENTATIONS AND WARRANTIES

    3.1 By the Parties. Each Selling Stockholder represents and warrants as to itself to the Company, and the Company represents and warrants as to itself to the Selling Stockholders, as follows:

         (a) It has all necessary authority for the execution, delivery and performance of this Agreement by it; it has duly executed and delivered this Agreement; and this Agreement is a valid and legally binding agreement, enforceable against it in accordance with its terms, assuming the due execution and delivery by the other parties; and

         (b) The performance of this Agreement by it will not violate or conflict with any law, regulation, order or agreement, or, to the extent applicable, such party's charter or organic documents, and such party is not required to obtain any governmental approvals or third party consents to enter into and perform its obligations pursuant to this Agreement. Such execution and performance does not and will not constitute a default under any agreement or obligation binding on it or result in the forfeiture or loss of any rights or assets by it except as specifically provided for in this Agreement.

    3.2 By the Selling Stockholders. Each Selling Stockholder represents and warrants to the Company that it owns the Purchase Shares to be sold hereunder by such Selling Stockholder to the Company, beneficially and of record, free and clear of any liens, charges or encumbrances and that upon delivery of its Purchase Shares, and payment therefore pursuant hereto, good and valid title to its Purchase Shares will pass to the Company (assuming that the Company is without notice of any adverse claim, as defined in the Uniform Commercial Code as adopted in the State of New York (the "Code") and is otherwise a bona fide purchaser for the purposes of the Code).

                          SECTION 4 - CONDITIONS TO THE
                          PARTIES' OBLIGATIONS TO CLOSE

    4.1 Conditions to the Selling Stockholders Obligations to Close. The obligations of each of the several Selling Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver) of the following conditions:

         (a) No Injunctions. There shall not be in effect any statute, regulation, order, decree or judgment of any Governmental Entity that makes illegal or


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              enjoins or prevents in any material respect the consummation of the transactions contemplated by this Agreement.

         (b)  Representations. All representations made by the Company in
              Article III hereof shall be true and correct in all material respects at and as of the Closing Date.

         (c) Consummation of the Offering. The Offering shall have been consummated.

    4.2 Conditions to the Company's Obligations to Close. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver) of the following conditions:

         (a) No Injunctions. There shall not be in effect any statute, regulation, order, decree or judgment of any Governmental Entity that makes illegal or enjoins or prevents in any material respect the consummation of the transactions contemplated by this Agreement.

         (b) Representations. All representations made by the Selling Stockholders in Article III hereof shall be true and correct in all material respects at and as of the Closing Date.

         (c) Consummation of the Offering. The Offering shall have been consummated.

                             SECTION 5 - TERMINATION

    5.1 Termination. This Agreement shall terminate automatically if either (i) the Offering is terminated prior to consummation thereof or (ii) the Underwriters exercise their over-allotment option in full and purchase all of the Offered Shares subject thereto. This Agreement may be terminated at any time prior to the Closing:

         (a)  by written agreement of MBO-IV and the Company;

         (b) either by MBO-IV or by the Company, by written notice of such termination to the other, if the Offering shall not have been consummated on or prior to December 31, 1998;

         (c) either by MBO-IV or by the Company if any court of competent jurisdiction or other competent Governmental Entity shall have by statute, rule, regulation, order, decree or injunction or other action permanently restrained, enjoined or otherwise prohibited any of the transactions contemplated by this Agreement.


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                            SECTION 6 - MISCELLANEOUS

    6.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered registered or certified mail, return receipt requested, or by a national courier service, if sent by facsimile transmission, provided that the facsimile transmission is promptly confirmed by telephone confirmation thereof, or on the third day after posting in the United States postage prepaid if sent by registered or certified mail, return receipt requested, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                  To the Company:

                           General Instrument Corporation
                           101 Tournament Drive
                           Horsham, Pennsylvania  19044
                           Attention:  Robert A. Scott,
                           Senior Vice President, Legal and Secretary
                           Tel:  (215) 323-1000
                           Fax:  (215) 323-1293

                  To the Selling Stockholders:

                           c/o Forstmann Little & Co.
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Winston W. Hutchins
                           Tel:  (212) 355-5656
                           Fax:  (212) 759-9059

    6.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of any amendment, by MBO-IV, the Individual Selling Stockholders (through their Attorney-in-Fact) and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and, except as otherwise provided herein, shall not be exclusive of any rights or remedies provided by law.


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    6.3 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the consent of each other party hereto, except that a Selling Stockholder may make such assignments with notice to the Company but without the need for the Company's consent to one or more other Selling Stockholders.

    6.4 Entire Agreement. This Agreement contains the entire agreement among the parties thereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, among them with respect to such matters, and any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

    6.5 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than each of the Selling Stockholders or the Company, and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

    6.6 Governing Law: Submission to Jurisdiction; Selection of Forum. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York, and solely in connection with claims arising under this Agreement or the transactions contained in or contemplated by this Agreement (i) irrevocably submits to the exclusive jurisdiction of such courts, (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 6.1 of this Agreement.

    6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.


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    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



                         GENERAL INSTRUMENT CORPORATION


                         By:
                            -------------------------------------------
                            Name:
                            Title:



                         SELLING STOCKHOLDERS

                         The Individual Selling Stockholders Listed on Schedule A hereto

                         By:
                            --------------------------------------------